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                                                                   Exhibit 10.m

                                HUFFY CORPORATION
                              EXECUTIVE PERQUISITES
                              ---------------------


Corporate Officers and Huffy Company Presidents are covered under this program which consists of:

1. A monthly automobile allowance: $800/mo., less taxes, for Corporate Officers (excluding the Chairman & CEO) and Huffy Company Presidents. $1,000/mo., less taxes, for the Chairman & CEO.

2. Tax and Financial Planning: Up to a maximum of $10,400/year for Corporate Officers (excluding the Chairman & CEO) and Huffy Company Presidents. Up to a maximum of $15,500/year for the Chairman & CEO.

         - 50% of actual expenses incurred are expensed to Huffy Corporation and the other 50% will be imputed to the executive.

         - To the extent that total expenses are less than $10,400 ($15,500 in the case of the Chairman & CEO) the balance may be used to gross-up the executive for taxes, but only to the extent necessary.

3. Huffy Corporation also pays AYCO a $5,000 annual fee under its service agreement.

NOTE: Except for the Chairman & CEO, each other covered executive has elected to obtain services from The AYCO Company, L.P. The Chairman & CEO obtains such services from Ernst & Young LLP.